Exhibit 99.3

KIMBELL ROYALTY PARTNERS, LP

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 15, 2022 (the “Closing Date”), Kimbell Royalty Partners, LP, a Delaware limited partnership (“Kimbell” or the “Partnership”) and Kimbell Royalty Operating, LLC, a Delaware limited liability company (“OpCo” and, together with Kimbell, the “Buyer Parties”), completed the previously announced acquisition (the “Hatch Acquisition”) of mineral and royalty interests pursuant to a purchase and sale agreement (the “PSA”), dated November 3, 2022, by and among the Buyer Parties and Hatch Royalty LLC, a Delaware limited liability company (“Hatch”). The aggregate consideration paid to Hatch for the acquired assets consisted of (i) approximately $150.4 million in cash, subject to purchase price adjustments and other customary closing adjustments and (ii) the issuance of 7,272,821 common units representing limited liability company interests in Opco (“Opco units”) and an equal number of Class B units representing limited partner interests in Kimbell (“Class B units”). The Opco units, together with the Class B units, are exchangeable for an equal number of common units representing limited partner interests in Kimbell (“Common Units”). The total valuation of 7,272,821 Common Units for approximately $120.3 million is based on a closing price of $16.54. The cash consideration of the purchase price was funded from the issuance of 6,900,000 Common Units on November 8, 2022 for $116.9 million and increased borrowings under Kimbell’s existing revolving credit facility on December 13, 2022.

Additionally, on August 2, 2023, Kimbell entered into a securities purchase agreement (the “ Purchase Agreement”) with LongPoint Minerals II, LLC (“LongPoint”) to acquire all of the issued and outstanding membership interests of Cherry Creek Minerals, LLC, a Colorado limited liability company (the “Acquired Company”) and a wholly owned subsidiary of LongPoint for a total purchase price of $455.0 million in cash, subject to customary adjustments (the “Acquisition” and together with the Hatch Acquisition, the “Acquisitions”). The aggregate consideration paid to LongPoint for the acquired assets consists of (i) approximately $130.0 million in cash funded through borrowings under our revolving credit facility, and subject to purchase price adjustments and other customary closing adjustments and (ii) the private placement of 325,000 Series A Convertible Preferred Units (the “Preferred Units”) to Apollo Global Securities, LLC (“Apollo”) for gross proceeds of $325.0 million, pursuant to the Preferred Unit purchase agreement, dated as of August 2, 2023, by and among Kimbell and Apollo. The Operating Company used the net proceeds of this offering for the repayment of outstanding borrowings under our revolving credit facility

The following unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) present (i) our unaudited pro forma balance sheet as of June 30, 2023, (ii) our unaudited pro forma statement of operations for the six months ended June 30, 2023, and (iii) our unaudited pro forma statement of operations for the year ended December 31, 2022. The pro forma balance sheet as of June 30, 2023 assumes that the Acquisition occurred on June 30, 2023. There were no pro forma adjustments for the Hatch Acquisition as of June 30, 2023 as the financial position is included in the consolidated balance sheet of Kimbell. as of December 31, 2022. The pro forma statement of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022 give pro forma effect to the Acquisitions, as if they had occurred on January 1, 2022, the beginning of the earliest period presented.

The pro forma adjustments related to the Acquisitions and the related financing for the LongPoint transaction are based on preliminary estimates, accounting judgments and currently available information and assumptions that management believes are reasonable and are subject to change. Accordingly, these pro forma adjustments are preliminary and have been made solely for the purpose of providing these pro forma financial statements, and do not include the effects of synergies as a result of the Acquisitions. Differences between these preliminary estimates and the final fair value of assets acquired may occur and these differences could be material. The differences, if any, could have a material impact on the accompanying pro forma financial statements and our future results of operations. The pro forma financial statements have been derived from and should be read together with:

●	the accompanying notes to the unaudited pro forma financial statements;

●	our historical audited consolidated financial statements and the related notes contained in the Partnership’s Annual Report on Form 10-K as of and for the year ended December 31, 2022, filed on February 23, 2023;

●	our historical unaudited consolidated financial statements and related notes contained in the Partnership’s Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2023 filed on August 2, 2023;

●	the statement of revenues and direct operating expenses of Hatch Royalty LLC and related notes for the period ended December 15, 2022;

●	the historical unaudited consolidated financial statements and related notes of LongPoint as of and for the six months ended June 30,2023; and

●	the historical audited consolidated financial statements and related notes of LongPoint as of and for the year ended December 31, 2022

The pro forma financial statements also include the pro forma effects of the redemption of Kimbell Tiger Acquisition Corporation ("TGR"), a special purpose acquisition company incorporated in Delaware on April 9, 2021 that was previously a consolidated subsidiary of Kimbell. On May 22, 2023, TGR redeemed all of its outstanding shares of Class A common stock (the “TGR Redemption”), which were issued in connection with its initial public offering. A total of 23,002,500 shares were redeemed at a price of $10.57 per share, resulting in a cash payment of approximately $243.2 million to the holders of Class A common stock. As TGR was a consolidated subsidiary of Kimbell, the shares of Class A common stock issued by TGR were classified within redeemable non-controlling interest on the consolidated balance sheet of Kimbell.

The pro forma statement of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022 give pro forma effect to the TGR Redemption, as if it occurred on January 1, 2022, the beginning of the earliest period presented. Management of Kimbell believes that TGR was not material to the financial position or results of operations of Kimbell because, among other things, TGR accounted for zero percent of Kimbell’s consolidated total revenues and the proceeds from TGR’s initial public offering were held in trust for the benefit of TGR’s public stockholders and not available to Kimbell. Nevertheless, Kimbell is including the effects of the TGR redemption within the pro forma statement of operations to provide a more complete presentation of Kimbell’s results of operations as of the dates shown herein. There are no pro forma adjustments to the balance sheet as of June 30, 2023 related to the TGR Redemption as it occurred prior to the pro forma balance sheet date of June 30, 2023.

These pro forma financial statements are for information purposes only and do not purport to represent what the Partnership’s financial position and results of operations would have been had the Acquisitions occurred on the dates indicated. These pro forma financial statements should not be used to project the Partnership’s financial performance for any future period. A number of factors may affect the results.

KIMBELL ROYALTY PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	As of June 30, 2023
			Transaction Account Adjustment
	Historical Kimbell	Historical LongPoint	Removal of LongPoint to effectuate the Asset Acquisition		Long Point		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$20,779,119	$13,717,000	$(13,717,000)	3	$(1,497,874)	4a,b,c	$19,281,245
Oil, natural gas and NGL receivables	45,006,388	6,649,000	(6,649,000)	3	-		45,006,388
Derivatives	1,794,888	-	-		-		1,794,888
Accounts receivable and other current assets	3,135,807	29,000	(29,000)	3	10,872,589	4c	14,008,396
Total current assets	70,716,202	20,395,000	(20,395,000)		9,374,715		80,090,917
Property and equipment, net	771,872	-	-		-		771,872
Oil and natural gas properties:
Oil and natural gas properties, using full cost method of accounting ($125,601,085 excluded from depletion at June 30, 2023)	1,602,199,705	633,381,000	(633,381,000)	3	445,625,285	4c	2,047,824,990
Less: accumulated depreciation, depletion and impairment	(749,745,922)	(39,777,000)	39,777,000	3	-		(749,745,922)
Total oil and natural gas properties, net	852,453,783	593,604,000	(593,604,000)		445,625,285		1,298,079,068
Right-of-use assets, net	2,357,665	-	-		-		2,357,665
Derivative assets	1,580,439	-	-		-		1,580,439
Loan origination costs, net	6,308,398	-	-		-		6,308,398
Total assets	$934,188,359	$613,999,000	$(613,999,000)		$455,000,000		$1,389,188,359

Liabilities, mezzanine equity and unitholders' equity
Current liabilities:
Accounts payable	$1,369,894	$1,925,000	$(1,925,000)	3	$-		$1,369,894
Other current liabilities	8,340,805	-	-		-		8,340,805
Derivative liabilities	428,560	-	-		-		428,560
Total current liabilities	10,139,259	1,925,000	(1,925,000)		-		10,139,259
Operating lease liabilities, excluding current portion	2,066,030	-	-		-		2,066,030
Derivative liabilities	170,529	-	-		-		170,529
Long-term debt	269,600,000	-	-		140,500,000	4b	410,100,000
Other liabilities	260,417	-	-		-		260,417
Total liabilities	282,236,235	1,925,000	(1,925,000)		140,500,000		422,736,235
Commitments and contingencies
Mezzanine equity:	-	-	-		-		-
Series A preferred Units (325,000 units issued and outstanding as of June 30, 2023)	-	-	-		314,500,000	4a	314,500,000
Kimbell Royalty Partners, LP unitholders' equity:		-	-
Common units (65,507,635 units issued and outstanding as of June 30, 2023)	596,177,270	-	-		-		596,177,270
Class B units (20,853,618 units issued and outstanding as of June 30, 2023)	1,042,681	-	-		-		1,042,681
Total Kimbell Royalty Partners, LP unitholders' equity	597,219,951	-	-		-		597,219,951
Members Equity	-	612,074,000	(612,074,000)	3	-		-
Non-controlling deficit in OpCo	54,732,173	-	-		-		54,732,173
Total equity	651,952,124	610,074,000	(612,074,000)		-		651,952,124
Total liabilities, mezzanine equity and unitholders' equity	$934,188,359	$613,999,000	$(613,999,000)		$455,000,000		$1,389,188,359

See accompanying notes to the unaudited pro forma financial statements

KIMBELL ROYALTY PARTNERS, LP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Six Months Ended June 30, 2023
			Transaction Accounting Adjustment
	Historical Kimbell	Historical LongPoint	Removal of LongPoint to effectuate the Asset Acquisition		LongPoint		TGR Redemption		Pro Forma Combined
Revenue:
Oil, natural gas and NGL revenues	$114,398,373	$32,745,000	$(32,745,000)	3	$32,745,000	6a	$-		$147,143,373
Lease bonus and other income	2,478,526	16,862,000	(16,862,000)	3	16,862,000	6a	-		19,340,526
Gain on commodity derivative instruments, net	10,791,835	-	-		-		-		10,791,835
Total revenues	127,668,734	49,607,000	(49,607,000)		49,607,000		-		177,275,734

Costs and expenses
Production and ad valorem taxes	9,682,159	3,105,000	(3,105,000)	3	3,105,000	6a	-		12,787,159
Depreciation and depletion expense	37,220,503	5,277,000	(5,277,000)	3	10,992,733	6b	-		48,213,236
Marketing and other deductions	5,669,498	2,207,000	(2,207,000)	3	855,874	6a	-		6,525,372
General and administrative expense	16,203,426	-	-		-		-		16,203,426
Consolidated variable interest entities related:
General and administrative expense	927,699	-	-		-		(927,699)	7	-
Total costs and expenses	69,703,285	10,589,000	(10,589,000)		14,953,607		(927,699)		83,729,193
Operating Income	57,965,449	39,018,000	(39,018,000)		34,653,393		927,699		93,546,541
Other income (expense)
Equity income in affiliate	-	-	-		-		-		-
Interest expense	(11,804,522)	(466,000)	466,000	3	(5,936,106)	6c	-		(17,740,628)
Loss on extinguishment of debt	(480,244)								(480,244)
Other (expense) income	(180,765)	284,000	(284,000)	3	-		-		(180,765)
Consolidated variable interest entities related:
Interest earned on marketable securities in trust account	3,508,691	-	-		-		(3,508,691)	7	-
Net income before income taxes	49,008,609	38,836,000	(38,836,000)		28,717,287		(2,580,992)		75,144,904
Income tax expense	2,312,040	170,000	(170,000)	3	1,354,773	6d	(121,761)	7	3,545,052
Net Income	46,696,569	38,666,000	(38,666,000)		27,362,514		(2,459,231)		71,599,852
Net income and distributions and accretion on Series A preferred units attributable to noncontrolling interests in OpCo	(9,860,860)	-	-		-		-		(9,860,860)
Distribution on Class B units	(47,085)	-	-		-		-		(47,085)
Net income attributable to common units of Kimbell Royalty Partners, LP	$36,788,624	$38,666,000	$(38,666,000)		$27,362,514		$(2,459,231)		$61,691,907
Net Income per unit attributable to common units of Kimbell Royalty Partners LP
Basic	$0.61								$1.15
Diluted	$0.59								$1.01
Weighted average number of common units outstanding
Basic	62,910,053								62,910,053
Basic	81,263,101								81,588,101

See accompanying notes to the unaudited pro forma financial statements

KIMBELL ROYALTY PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Year Ended December 31, 2022
							Transaction Accounting Adjustments
	Historical Kimbell	Historical Hatch 1/1/22 - 9/30/22	Transaction Accounting Adjustments Hatch for the period from 10/1/2022 – 12/15/2022		Pro Forma (excluding LongPoint)	Historical LongPoint	Removal of LongPoint to effectuate the Asset Acquisition		LongPoint		TGR Redemption		Pro Forma Combined
Revenue
Oil, natural gas and NGL revenues	$281,964,126	$27,418,110	$10,007,022	5a	$319,389,258	$87,154,000	$(87,154,000)	3	$87,154,000	6a	$-		$406,543,258
Lease bonus and other income	3,073,609	553,100	-		3,626,709	16,560,000	(16,560,000)	3	16,560,000	6a	-		20,186,709
Loss on commodity derivative instruments, net	(36,978,550)	(1,282,926)	1,282,926	5f	(36,978,550)	-	-		-		-		(36,978,550)
Total revenues	248,059,185	26,688,284	11,289,948		286,037,417	103,714,000	(103,714,000)		103,714,000		-		389,751,417

Costs and expenses
Production and ad valorem taxes	16,238,814	1,313,756	-		17,552,570	7,922,000	(7,922,000)	3	7,922,000	6a	-		25,474,570
Depreciation and depletion expense	50,086,414	4,521,809	4,395,024	5b	59,003,247	9,343,000	(9,343,000)	3	21,649,236	6b	-		80,652,483
Marketing and other deductions	13,383,074	3,612,012	(2,656,309)	5f	14,338,777	4,413,000	(4,413,000)	3	2,747,197	6a	-		17,085,974
General and administrative expense	29,128,659	-	-		29,128,659	-	-		-		-		29,128,659
Consolidated variable interest entities related:
General and administrative expense	2,304,445	-	-		2,304,445	-	-		-		(2,304,445)	7	-
Total costs and expenses	111,141,406	9,447,577	1,738,715		122,327,698	21,678,000	(21,678,000)		32,318,433		(2,304,445)		152,341,686
Operating income	136,917,779	17,240,707	9,551,233		163,709,719	82,036,000	(82,036,000)		71,395,567		2,304,445		237,409,731
Other income (expense)
Equity income in affiliate	2,668,844	-	-		2,668,844	-	-		-		-		2,668,844
Interest expense	(13,818,310)	(1,604,315)	(409,318)	5c	(15,831,943)	(1,067,000)	1,067,000	3	(7,418,400)	6c	-		(23,250,343)
Other income	4,043,530	-	-		4,043,530	1,147,000	(1,147,000)	3	-		-		4,043,530
Consolidated variable interest entities related:
Interest earned on marketable securities in trust account	3,721,145	-	-		3,721,145	-	-		-		(3,721,145)	7	-
Net income before income taxes	133,532,988	15,636,392	9,141,915		158,311,295	82,116,000	(82,116,000)		63,977,167		(1,416,700)		220,871,762
Income tax expense	2,738,702	-	508,192	5d	3,246,894	322,000	(322,000)	3	1,312,143	6d	(29,056)	7	4,529,981
Net income	130,794,286	15,636,392	8,633,723		155,064,401	81,794,000	(81,794,000)		62,665,024		(1,387,644)		216,341,781
Net income and distributions and accretion on Series A preferred units attributable to noncontrolling interests in OpCo	(18,822,552)	-	(4,714,324)	5e	(23,536,876)	-	-		-		-		(23,536,876)
Distribution on Class B units	(42,243)	-	-		(42,243)	-	-		-		-		(42,243)
Net income attributable to common units	$111,929,491	$15,636,392	$3,919,399		$131,485,282	$81,794,000	$(81,794,000)		$62,665,024		$(1,387,644)		$192,762,662

Net Income per unit attributable to common units of Kimbell Royalty Partners LP
Basic	$1.75				$2.43								$3.56
Diluted	$1.72				$2.02								$3.25
Weighted average number of common units outstanding
Basic	54,112,595				54,112,595								54,112,595
Diluted	65,837,017				65,837,017								66,162,017

See accompanying notes to the unaudited pro forma financial statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1)	Basis of Presentation

The pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria which simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). As such, only Transaction Accounting Adjustments are presented in the pro forma financial information and notes thereto, without the effect of estimable synergies. The adjustments presented in the pro forma financial statements have been identified and presented to provide relevant information necessary for an understanding of the Acquisitions.

The pro forma balance sheet as of June 30, 2023 assumes that the Acquisition occurred on June 30, 2023. The pro forma statement of operations for the six months ended June 30, 2023 gives pro forma effect to the Acquisition and the TGR Redemption as if they occurred on January 1, 2022, the beginning of the earliest period presented. The pro forma statement of operations for the year ended December 31, 2022 gives pro forma effect to the Acquisitions and the TGR Redemption as if they had occurred on January 1, 2022.

The pro forma financial statements are not necessarily indicative of what the actual results of operations and financial position would have been had the transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Kimbell following the transaction.

The pro forma basic and diluted earnings per units amounts presented in the unaudited pro forma statement of operations are based on the weighted average number of the Partnerships’ units outstanding, assuming the Acquisitions and the TGR Redemption occurred at the beginning of the earliest period presented.

The pro forma adjustments related to the purchase price allocation of the Acquisition are preliminary and are subject to revisions as additional information becomes available. Revisions to the preliminary purchase price allocation of the assets acquired may have a significant impact on the pro forma amounts. The pro forma adjustments related to the Acquisition reflect the fair values of the assets acquired as of the date indicated. The pro forma adjustments do not necessarily reflect the fair values that would have been recorded if the acquisition had occurred on June 30, 2023.

2)	Estimated Consideration and Preliminary Purchase Price Allocation

The Partnership has performed a preliminary valuation analysis of the fair value of the oil and natural gas properties acquired. Using the total consideration for the Acquisition, the Partnership has estimated the allocation to such assets. The Partnership is accounting for the Acquisition as an asset acquisition thus, all transaction costs associated with the Acquisition were capitalized. The following table summarizes the allocation of the preliminary purchase price as of the date indicated:

Estimated Consideration
Cash purchase consideration	$450,268,125
Add: Transaction costs	6,229,749
Less: Purchase price adjustments	(10,872,589)
Total estimated purchase price	$445,625,285

Purchase Price Allocation
Oil and natural gas properties	$445,625,285
Net assets acquired	$445,625,285

This preliminary purchase price allocation of the assets acquired has been used to prepare the transaction accounting adjustments in the pro forma balance sheet and statements of operations. The final purchase price allocation is expected to be completed when the Partnership files its report on Form 10-Q for the quarter ended September 30, 2023, subsequent to the closing date of the Acquisition and could differ materially from the preliminary allocation used in the transaction accounting adjustments.

3)	Removal of Historical LongPoint to Effectuate the Asset Acquisition

As the Partnership determined the Acquisition will be accounted for as an asset acquisition in accordance with U.S. GAAP, the historical account balances of LongPoint have been eliminated. Incremental activity related to the transaction, including the acquisition of the oil and natural gas properties and the incremental revenues, direct operating costs and interest expense, have been reflected as accounting transaction adjustments within the pro forma financial statements.

4)	Transaction Accounting Adjustments – Balance Sheet

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the assets acquired from the Acquisition and has been prepared for informational purposes only.

(a)	Represents the proceeds from Kimbell’s issuance of 325,000 Preferred Units to Apollo, net of equity issuance costs, to fund the acquisition.

(b)	Represents the increase of $140.5 million of borrowings under the Partnership’s revolving credit facility to fund the Acquisition, including the issuance costs associated with the Preferred Units.

(c)	Reflects the consideration transferred and preliminary purchase price allocation for the Acquisition consisting of:

●	The total consideration paid to LongPoint of $450.3 million funded by (i) the $325.0 million of 325,000 Preferred Units which were issued net of equity issuance costs of $10.5 million; (ii) borrowings under the Partnership’s revolving credit facility of $130.0 million; (iii) net of closing adjustments and acquired cash which reduced the total consideration paid to LongPoint by $4.7 million;

●	The estimated $445.6 million fair value of the proved oil and natural gas properties acquired based on the preliminary purchase price allocation;

●	The $6.2 million of transaction costs; and

●	Purchase price adjustments of $10.9 million relate to revenues directly attributable to the assets acquired and received by LongPoint following the effective date of the Acquisition.

5)	Hatch Transaction Accounting Adjustments – Statement of Operations

The unaudited pro forma statement of operations has been adjusted to reflect the assets acquired from the Hatch Acquisition for the year ended December 31, 2022 and has been prepared for informational purposes only. The results of operations and financial position of Hatch are included in the consolidated financial statements of Kimbell after December 15, 2023, the Closing Date of the Hatch Acquisition.

(a)	Represents the historical royalty income derived from the acquired mineral and royalty interests for the period October 1, 2022, through December 15, 2022, totaling $10.0 million:

(b)	Represents the increase in depletion expense computed on a unit of production basis following the preliminary purchase price allocation to proved oil and natural gas properties, as if the Hatch Acquisition was consummated on January 1, 2022. Of the $261.1 million estimated fair value of proved oil and natural gas properties acquired, only $56.4 million were subject to depletion in the period presented.

(c)	Represents the increase to interest expense resulting from the interest on the additional borrowings under the Partnership’s existing credit facility that was used to finance the acquisition. The Partnership’s credit facility bears interest at SOFR plus a margin of 3.5% or the ABR plus a margin of 2.50%. The unaudited pro forma condensed combined statement of operations for the period ended December 15, 2022, used the weighted average interest of 5.28% on the net outstanding borrowings of $40 million. A 1/8 of a percent point increase or decrease in the benchmark rate would not have a material impact on the pro forma interest expense in the period presented.

(d)	Reflects estimated incremental income tax provision associated with the Partnership’s historical statement of operations, using an effective tax rate of approximately 2.05% on net earnings from the Hatch Acquisition.

(e)	Reflects the impact of the net income attributable to the non-controlling interests in OpCo as a result of Kimbell’s public offering of Common Units and the Hatch Acquisition. The net income attributable to the non-controlling interests in OpCo was 19% for the period ended December 15, 2022.

(f)	Reflects the removal of certain historical activity related to Hatch that is unrelated to the acquired oil and gas properties, including:

●	approximately $1.3 million loss on commodity derivatives; and

●	approximately $2.7 million of marketing and other deductions.

6)	LongPoint Transaction Accounting Adjustments – Statement of Operations

The unaudited pro forma statement of operations has been adjusted to reflect the assets acquired from the Acquisition and has been prepared for informational purposes only.

(a)	Represents the historical royalty income, lease bonus and extension income derived from the acquired mineral and royalty interests, and operating expenses including:

●	Approximately $32.7 million of oil and natural gas revenues and $16.9 million of lease bonus and other income for the six months ended June 30, 2023;

●	Approximately $87.1 million of oil and natural gas revenues and $16.6 million of lease bonus and other income for the year ended December 31, 2022;

●	Approximately $3.1 million and $7.9 million of production related expenses and taxes for the six months ended June 30, 2023 and year ended December 31, 2022; and

●	Approximately $0.9 million and $2.7 million of direct marketing expenses for the six months ended June 30, 2023 and year ended December 31, 2022.

(b)	Represents the increase in depletion expense computed on a unit of production basis following the preliminary purchase price allocation to proved oil and natural gas properties, as if the Acquisition was consummated on January 1, 2022. Of the $462.0 million estimated fair value of proved oil and natural gas properties acquired, only $198.4 million were subject to depletion in the periods presented.

(c)	Represents the increase to interest expense resulting from the interest on the additional borrowings under the Partnership’s existing credit facility that were used to finance the acquisition and preferred issuance costs. The Partnership’s credit facility bears interest at SOFR plus a margin of 3.5% or the ABR plus a margin of 2.50%. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022 each used the weighted average interest of 8.52% and 5.28% respectively, on the net outstanding borrowings of $140.5 million. A 1/8 of a percent point increase or decrease in the benchmark rate would not have a material impact on the pro forma interest expense in each period presented.

(d)	For the year ended December 31, 2022, reflects estimated incremental income tax provision associated with the Partnership’s historical statement of operations, using an effective tax rate of approximately 2.05% on net earnings from the Acquisition. For the six months ended June 30, 2023, the Partnership’s effective tax rate is approximately 4.72% and it is applied to the Partnership’s net earnings from the Acquisition for calculating the incremental income tax provision.

7)	Redemption of Kimbell Tiger Acquisition Corporation

On May 22, 2023, as a result of TGR’s inability to consummate an initial business combination, TGR redeemed all of its outstanding shares of Class A common stock included as part of the units issued in its initial public offering. Following such redemption, TGR (along with TGR’s Sponsor, Kimbell Tiger Acquisition Sponsor, LLC) was dissolved in accordance with the terms of its organizational documents. There are no pro forma adjustments to the balance sheet as the TGR Redemption occurred prior to the pro forma balance sheet date of June 30, 2023. The unaudited pro forma condensed combined statement of operations reflects the TGR redemption as if it occurred on January 1, 2022. The pro forma adjustments include:

●	The derecognition of general and administrative expense of approximately $0.9 million and $2.3 million for the six and twelve months ended June 30, 2023 and December 31, 2022;

●	The derecognition of interest expense on marketable securities of approximately $3.5 million and $3.7 million for the six and twelve months ended June 30, 2023 and December 31, 2022; and through equity

●	The derecognition of income tax benefit of approximately $0.1 million for the six months ended June 30, 2023.

8)	Pro Forma Net Income per Common Unit

Pro forma net income per Common Unit is determined by dividing the pro forma net income attributable to common unitholders by the number of Common Units reflected in the unaudited condensed pro forma financial statements. All Common Units were assumed to have been outstanding since the beginning of the periods presented. The calculation of diluted net income per Common Unit for the six months ended June 30, 2023 and year ended December 31, 2022 includes Preferred Units on Series A, Common Units issuable upon the exchange of the outstanding Class B Units, and the unvested restricted units issuable upon vesting.

9)	Supplemental Pro Forma Oil and Natural Gas Reserve Information

The following unaudited supplemental pro forma oil and natural gas reserve tables present how the combined oil and natural gas reserves and standardized measure information of the Company and Acquisition may have appeared had the Acquisition occurred on January 1, 2022. The supplemental pro forma combined oil and natural gas reserves and standardized measure information are for illustrative purposes only. Numerous uncertainties are inherent in estimating quantities and values of proved reserves including future rates of production, exploration and development expenditures, commodity prices, and service costs which may affect the reserve volumes attributable to the Properties and the standardized measure of discounted future net cash flows.

The following tables provide a summary of the changes in estimated proved reserves for the year ended December 31, 2022, as well as pro forma proved developed as of the beginning and end of the year, giving effect to the Acquisition as if it had occurred on January 1, 2022.

Estimated Pro Forma Combined Quantities of Proved Reserves

	Crude Oil and Condensate (MBbls)
	Kimbell	LongPoint	Pro Forma
Net proved reserves at December 31, 2021	12,511	2,314	14,825
Revisions of previous estimates	(58)	449	391
Purchase of minerals in place	1,328	-	1,328
Production	(1,426)	(469)	(1,895)
Net proved reserves at December 31, 2022	12,355	2,294	14,649

Net Proved Developed Reserves
December 31, 2021	12,511	2,314	14,825
December 31, 2022	12,355	2,294	14,649

	Natural Gas (MMcf)
	Kimbell	LongPoint	Pro Forma
Net proved reserves at December 31, 2021	157,764	23,714	181,478
Revisions of previous estimates	17,119	6,782	23,901
Purchase of minerals in place	5,726	-	5,726
Production	(20,311)	(3,875)	(24,186)
Net proved reserves at December 31, 2022	160,298	26,621	186,919

Net Proved Developed Reserves
December 31, 2021	157,764	23,714	181,478
December 31, 2022	160,298	26,621	186,919

	Natural Gas Liquids (MBbls)
	Kimbell	LongPoint	Pro Forma
Net proved reserves at December 31, 2021	6,669	2,240	8,909
Revisions of previous estimates	759	785	1,544
Purchase of minerals in place	707	-	707
Production	(747)	(386)	(1,133)
Net proved reserves at December 31, 2022	7,388	2,639	10,027

Net Proved Developed Reserves
December 31, 2021	6,669	2,240	8,909
December 31, 2022	7,388	2,639	10,027

	Total (Mboe)
	Kimbell	LongPoint	Pro Forma
Net proved reserves at December 31, 2021	45,474	8,506	53,980
Revisions of previous estimates	3,554	2,365	5,919
Purchase of minerals in place	2,989	-	2,989
Production	(5,558)	(1,502)	(7,060)
Net proved reserves at December 31, 2022	46,459	9,369	55,828

Net Proved Developed Reserves
December 31, 2021	45,474	8,506	53,980
December 31, 2022	46,459	9,369	55,828

Pro Forma Combined Standardized Measure of Discounted Future Net Cash Flows

(in thousands)	Kimbell	LongPoint	Pro Forma
Future cash inflows	$2,253,273	$469,705	$2,722,978
Future production costs	(161,676)	(35,733)	(197,409)
Future state margin taxes	(76,322)	(15,853)	(92,175)
Future net cash flows	2,015,275	418,119	2,433,394
Less 10% annual discount to reflect estimated timing of cash flows	(1,110,980)	(201,647)	(1,312,627)
Standard measure of discounted future net cash flows	$904,295	$216,472	$1,120,767

Pro Forma Combined Changes in the Standardized Measure of Discounted Future Net Cash Flows

(in thousands)	Kimbell	LongPoint	Pro Forma
Standardized measure, beginning of year	$526,615	$138,265	$664,880
Sales, net of production costs	(252,597)	(76,814)	(329,411)
Net changes of prices and production costs related to future production	365,427	64,584	430,011
Revisions or previous quantity estimates, net of related costs	71,776	54,646	126,422
Net changes in state margin taxes	(15,266)	(3,035)	(18,301)
Accretion of discount	44,280	13,826	58,106
Purchases of reserves in place, less related costs	77,719	-	77,719
Timing differences and other	86,341	25,000	111,341
Standardized measure – end of year	$904,295	$216,472	$1,120,767